UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  01/31/2006

Unitrin, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  0-18298

DE	95-4255452
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

One East Wacker Drive, Chicago, IL 60601
(Address of principal executive offices, including zip code)

312-661-4600
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 1.01.    Entry into a Material Definitive Agreement

On January 31, 2006, the Compensation Committee of the Company's Board of Directors approved the 2006 base salaries and cash bonuses payable with respect to 2005 as set forth on Exhibit 10.14 to this Current Report for the executives ("Named Executive Officers") to be listed in the Summary Compensation Table in the Company's 2006 Proxy Statement. On February 1, 2006, the Board of Directors approved the stock option grants set forth on Exhibit 10.14 for the Named Executive Officers.

On February 1, 2006, the Board of Directors approved the 2006 compensation program for the non-employee directors of the Company. The program was not changed from the 2005 program. A summary sheet describing the material components of the program is attached as Exhibit 10.15 to this Current Report.

On February 1, 2006, the Board of Directors approved amendments to the Company's 1995 Non-Employee Director Stock Option Plan ("1995 Plan"), the 1997 Stock Option Plan ("1997 Plan") and the 2002 Stock Option Plan ("2002 Plan") (together "Plans"). The Compensation Committee also approved amendments to the form of agreement used for grants under each of the Plans ("Agreements").

For grants on or after February 1, 2006, the Plans and their respective Agreements were amended to effect changes to the restorative option feature of the Plans. Prior to the amendments, restorative options ("Restorative Options") were generally granted to an option holder who paid the exercise price or related tax obligations in connection with the exercise of an option ("Underlying Option") by tendering to the Company or having the Company withhold previously-owned shares of the Company's common stock. Under the amended Plans, a Restorative Option will not be granted to an option holder in connection with an otherwise qualified option exercise unless: (i) the price of a share of the Company's common stock is at least fifteen percent (15%) higher than the exercise price of the Underlying Option; and (ii) the Underlying Option is not scheduled to expire within twelve months of the exercise date. Additional exceptions which apply to Restorative Option grants were not affected by the amendments.

The 1995 Plan was also amended to remove a feature of the plan which had enabled an eligible director of the Company to elect stock options in lieu of the annual cash retainer the director would otherwise receive for non-committee board service the next year. Additional amendments to the Plans reflect non-substantive clarifications relating to administrative matters and terminology.

The Agreements for the 1997 and 2002 Plans were also amended to reflect stock holding periods imposed on certain executive officers under a new Director and Executive Officer Stock Ownership Policy adopted by the Board of Directors on February 1, 2006.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Unitrin, Inc.

Date: February 06, 2006	By:	/s/ Scott Renwick
Scott Renwick
Senior Vice President, General Counsel & Secretary

Exhibit Index

Exhibit No.	Description
EX-10.2	1995 Non-Employee Director Stock Option Plan Amended & Restated 2-1-06
EX-10.3	1997 Stock Option Plan Amended & Restated 2-1-06
EX-10.4	2002 Stock Option Plan Amended & Restated 2-1-06
EX-10.6	1995 Non-Qualified Director Option Agreement as of 2-1-06
EX-10.7	1997 Stock Option-SAR Agreement as of 2-1-06
EX-10.8	2002 Stock Option-SAR Agreement as of 2-1-06
EX-10.15	Summary of Director Compensation 2-2006
EX-10.14	Summary of Executive Compensation 2-2006